TIDAL TRUST II 485BPOS

Exhibit 99(d)(xxxix)(iv)

FOURTH AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Fourth Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of December 15, 2025, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and QUANTIFY CHAOS ADVISORS, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of January 6, 2024, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF
IncomeSTKd 1x US Stocks & 1x Gold Premium ETF
IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF
IncomeSTKd 1x Treasury & 1x Gold Premium ETF
IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF
IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF
IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF
IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Trading Officer
Date:	1/15/2026

QUANTIFY CHAOS ADVISORS, LLC

By:	/s/ David Dziekanski
Name:	David Dziekanski
Title:	CEO
Date:	1/15/2026

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and Quantify Chaos
Advisors, LLC

(December 15, 2025)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Quantify Absolute Income ETF	0.04%	Commencement of Operations	Non-Discretionary	Full
STKD Bitcoin & Gold ETF	0.04%	Commencement of Operations	Non-Discretionary	None
STKd 100% COIN & 100% NVDA ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% NVDA & 100% MSTR ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% MSTR & 100% COIN ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% COIN & 100% HOOD ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% NVDA & 100% AMD ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% TSLA & 100% MSTR ETF	0.06%	Commencement of Operations	Non-Discretionary	None

STKd 100% TSLA & 100% NVDA ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% SMCI & 100% NVDA ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% UBER & 100% TSLA ETF	0.06%	Commencement of Operations	Non-Discretionary	None
STKd 100% META & 100% AMZN ETF	0.06%	Commencement of Operations	Non-Discretionary	None
Quantify 2X Daily Alt Season Crypto ETF	0.06%	Commencement of Operations	Non-Discretionary	None
Quantify 2X Daily All Cap Crypto ETF	0.06%	Commencement of Operations	Non-Discretionary	None
Quantify 2X Daily AltAlt Season Crypto ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x US Stocks & 1x Gold Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None

IncomeSTKd 1x Treasury & 1x Gold Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF	0.06%	Commencement of Operations	Non-Discretionary	None
IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF	0.06%	Commencement of Operations	Non-Discretionary	None

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